Exhibit 99.1

PRESS RELEASE	November 13, 2018

Tilray, Inc. Reports Third Quarter 2018 Earnings

•	Revenue rises 85.8% to $10.0 (C$12.9) million in the third quarter and 78.9% to $27.6 (C$35.5) million year-to-date

•	Tilray medical cannabis products available to patients in 12 countries on five continents

•	Signed agreements to supply adult-use cannabis to consumers in eight Canadian provinces and territories

•	Completed successful $475.0 (C$610.6) million Convertible Senior Notes offering in October

NANAIMO, BRITISH COLUMBIA – Tilray, Inc., (“Tilray” or the “Company”) (NASDAQ: TLRY) a global leader in cannabis production and distribution, today reported financial results for the third quarter and nine months ended September 30, 2018. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“The cannabis industry remains very robust and we are pleased with our revenue momentum and strategic achievements in the third quarter,” said Brendan Kennedy, President and Chief Executive Officer of Tilray. “We are in the early stages of achieving our growth potential and our team continues to strategically execute on disciplined operational initiatives and investments to support Tilray’s long-term, sustainable growth as the pace of legalization continues to accelerate around the world. Going forward, the demand for our products is strong and we remain committed to expanding our leadership in the global medical and adult-use cannabis markets.”

Third Quarter 2018 Financial Highlights

•

Revenue increased to $10.0 (C$12.9) million, up 85.8% compared to the third quarter of last year. The increase in revenue was driven by increased patient demand, bulk sales to other Licensed Producers, and accelerated wholesale distribution in export markets.

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 13, 2018

•	Total kilogram equivalents sold increased over two-fold to 1,613 kilograms from 684 kilograms in the prior year.
•

Average net selling price per gram was $6.21 (C$7.98) compared to $7.53 (C$9.34) for the three months ended September 30, 2017. The reduction in 2018 compared to 2017 was primarily due to an increase in bulk sales as a percentage of total revenue.

•

Net loss for the quarter was $18.7 million or $0.20 per share compared to $1.8 million or $0.02 per share for the third quarter of 2017. Net loss includes non-cash stock based compensation charges of $11.2 million compared to a $35 thousand charged in the prior year period.  Excluding non-cash compensation, net loss was $7.5 million or $0.08 per share. Adjusted EBITDA was a loss of $7.4 million compared to a loss of $1.7 million the third quarter last year. The increased net loss and Adjusted EBITDA declines were primarily due to the increase in operating expenses related to continued growth, expansion of international teams, and costs related to financing and the initial public offering (“IPO”).

Business Highlights

Global expansion of medical business and participation in clinical trials:

•

Acquired Alef Biotechnology SpA for $3.9 (C$5.0) million to allow Tilray to import, produce, and distribute Tilray branded medical cannabis products to Chile and to create a hub to distribute throughout Latin America.

•	Imported 2:100 CBD oil to the United Kingdom.
•

Received regulatory permits in Canada and Germany to export medical cannabis flower to Germany, making Tilray the first and only company to import both flower and oil medical cannabis products to the German market.

•

Received regulatory approval from U.S. Government to import a medical cannabis study drug in capsule form for a clinical trial at the University of California San Diego Center for Medicinal Cannabis Research to examine the safety, tolerability, and efficacy of cannabis for Essential Tremor (ET).

•

Exported CBD 100 medical cannabis, an oral solution of cannabinoid extract, from Canada to Australia to distribute to critically ill children in Australia suffering from intractable epilepsy through a compassionate access program.

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 13, 2018

Adult-use Business Developments, which occurred in advance of legalization in Canada in October:

•

Signed agreement with Prince Edward Island to supply cannabis to adult-use consumers; eight agreements now signed in Canadian provinces and territories (British Columbia, Manitoba, Nova Scotia, Ontario, Quebec, the Yukon territory, the Northwest Territories, and Prince Edward Island).

•

High Park Farms™, a subsidiary of Tilray, received cannabis sales license from Health Canada, to supply and sell finished cannabis products within the Access to Cannabis for Medical Purposes Regulations, as well as sales in the adult-use market.

Subsequent Events

•

Announced Pricing of $475 (C$610.6) million of Convertible Senior Notes due in 2023 in a private placement in October 2018; Tilray intends to use the net proceeds for working capital, future acquisitions and general corporate purposes, and to repay existing mortgage related to our facility in Nanaimo, British Columbia.

Conference Call

The Company will host a conference call to discuss these results today at 4:30 p.m. ET. Investors interested in participating in the live call can dial 877-489-6528 from the U.S. and 629-228-0736 internationally. A telephone replay will be available approximately two hours after the call concludes through Tuesday, November 27, 2018, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 9395669.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will be archived for 30 days.

About Tilray®

Tilray is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients in twelve countries spanning five continents.

Forward Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. including statements regarding our growth potential, the sustainability of growth, demand for our products and the medical and adult-use cannabis markets. Forward-looking statements are

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 13, 2018

not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 29, 2018, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to Adjusted EBITDA, which is not a financial measure calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as net income (loss) before interest expense, net; other (income), net; tax expense; foreign exchange (gain) loss; depreciation and amortization; and stock-based compensation expense.  A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. The Company believes non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses Adjusted EBITDA to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  Adjusted EBITDA is also presented to the Company’s Board of Directors.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

For further information:

Media: Zack Hutson, +1-415-534-5541, zack.hutson@tilray.com

Investors: Katie Turner, +1-646-277-1228, katie.turner@icrinc.com

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 13, 2018

TILRAY, INC.

Condensed Consolidated Statements of Net Loss and Comprehensive Loss

(in thousands of U.S. dollars, except for per share data, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$10,047	$5,406	$27,599	$15,425
Cost of sales	6,979	2,439	16,458	7,001
Gross margin	3,068	2,967	11,141	8,424
Research and development expenses	802	729	2,416	2,431
Sales and marketing expenses	3,493	1,469	9,061	3,912
General and administrative expenses	7,540	2,916	17,530	6,881
Stock-based compensation expense	11,245	35	16,877	104
Operating loss	(20,012)	(2,182)	(34,743)	(4,904)
Foreign exchange loss (gain), net	(1,592)	(838)	913	(1,417)
Interest expense, net	480	432	1,393	1,428
Other income, net	(225)	(9)	(422)	(15)
Loss before income taxes	(18,675)	(1,767)	(36,627)	(4,900)
Income tax expense	24	—	87	—
Net loss	$(18,699)	$(1,767)	$(36,714)	$(4,900)
Net loss per share - basic and diluted	(0.20)	(0.02)	(0.39)	(0.07)
Shares used in computation of net loss per share - basic and diluted	93,144,042	75,000,000	93,144,042	75,000,000
Net loss	$(18,699)	$(1,767)	$(36,714)	$(4,900)
Foreign currency translation gain (loss)	450	(1)	538	(241)
Comprehensive loss	$(18,249)	$(1,768)	$(36,176)	$(5,141)

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 13, 2018

TILRAY, INC.

Condensed Consolidated Balance Sheets

(in thousands of U.S. dollars, except for per share data, unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$104,245	$2,323
Short-term investments	14,712	—
Accounts receivable, net	5,746	983
Other receivables	4,696	1,131
Inventory	12,107	7,421
Prepaid expenses and other current assets	4,431	545
Total current assets	145,937	12,403
Property, plant and equipment, net	75,580	39,985
Intangible assets, net	1,387	934
Deposits and other assets	897	626
Total assets	$223,801	$53,948
Liabilities
Current liabilities:
Accounts payable	$10,107	$5,563
Accrued expenses and other current liabilities	7,340	2,021
Accrued obligations under capital lease	103	379
Current portion of long-term debt	9,348	9,432
Privateer Holdings debt facilities	—	32,826
Total current liabilities	26,898	50,221
Accrued obligations under capital lease	8,789	8,579
Total liabilities	$35,687	$58,800

Stockholders’ equity (deficit)
Convertible preferred stock ($0.0001 par value, 10,000,000 shares authorized and none issued or outstanding at September 30, 2018; none authorized, issued or outstanding at December 31, 2017)	$—	$—
Class 1 common stock ($0.0001 par value, 250,000,000 shares authorized and 16,666,667 shares issued and outstanding at September 30, 2018; none authorized, issued or outstanding at December 31, 2017)	2	—
Class 2 common stock ($0.0001 par value; 500,000,000 shares authorized and 76,477,375 shares issued and outstanding at September 30, 2018; none authorized, issued or outstanding at December 31, 2017)	8	—
Class 3 common stock ($0.0001 par value, none authorized, issued or outstanding at September 30, 2018; none authorized, issued or outstanding at December 31, 2017)	—	—
Capital stock (none authorized, issued or outstanding at September 30, 2018; 1 share authorized, issued and outstanding at December 31, 2017)	—	—
Additional paid-in capital	261,944	31,736
Accumulated other comprehensive income	3,328	3,866
Accumulated deficit	(77,168)	(40,454)
Total stockholders’ equity (deficit)	188,114	(4,852)
Total liabilities and stockholders’ equity (deficit)	$223,801	$53,948

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 13, 2018

TILRAY, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands of U.S. dollars, except for per share data, unaudited)

	Nine months ended September 30,
	2018	2017
Operating activities
Net loss	$(36,714)	$(4,900)
Adjusted for the following items:
Foreign currency loss (gain)	859	(1,417)
Provision for doubtful accounts	17	(9)
Inventory write-downs	281	205
Depreciation and amortization	2,552	1,402
Stock-based compensation expense	16,877	104
Non-cash interest expense	463	640
Deferred income tax expense	87	—
(Gain) loss on disposal of property, plant and equipment	(2)	7
Changes in non-cash working capital:
Accounts receivable	(4,808)	(566)
Other receivables	(3,553)	(267)
Inventory	(7,754)	(2,083)
Prepaid expenses and other current assets	(4,686)	(1,210)
Accounts payable	3,399	168
Due to related parties	1,014	—
Accrued expenses and other current liabilities	5,528	1,027
Net cash used in operating activities	(26,440)	(6,899)
Investing activities
Purchases of short-term investments	(44,061)	—
Proceeds from sales of short-term investments	29,257	—
Proceeds from maturities of short-term investments	136	—
Purchases of property, plant and equipment	(38,076)	(3,298)
Dispositions of property, plant and equipment	34	23
Purchases of intangible assets	(834)	(107)
Net cash used in investing activities	(53,544)	(3,382)
Financing activities
Repayment under Privateer Holdings debt facilities	(36,940)	—
Advances under Privateer Holdings debt facilities	3,700	4,872
Proceeds from Preferred Shares - Series A	52,638	—
Lease payments under capital lease	(516)	—
Proceeds from issuance of common stock pursuant to IPO	176,084	—
Payment of costs from issuance of common stock pursuant to IPO	(15,299)	—
Net cash provided by financing activities	179,667	4,872
Effect of foreign currency translation on cash	2,239	413
Cash and cash equivalents
Increase (decrease) in cash and cash equivalents	101,922	(4,996)
Cash and cash equivalents, beginning of period	2,323	7,531
Cash and cash equivalents, end of period	$104,245	$2,535
Supplemental Disclosure for Cash Flow Information
Cash paid for interest	$930	$787

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 13, 2018

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted EBITDA reconciliation:
Net loss	$(18,699)	$(1,767)	$(36,714)	$(4,900)
Interest expense, net	480	432	1,393	1,428
Other income, net	(225)	(9)	(422)	(15)
Income tax expense	24	—	87	—
Foreign exchange loss (gain), net	(1,592)	(838)	913	(1,417)
Depreciation and amortization	1,404	447	2,552	1,402
Stock-based compensation expense	11,245	35	16,877	104
Adjusted EBITDA	$(7,363)	$(1,700)	$(15,314)	$(3,398)

Tilray | Nanaimo, BC | www.tilray.com